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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



The Board of Directors
Imperial Credit Industries, Inc.

We consent to incorporation by reference in the Amendment No. 1 to the Registration Statement (No. 333-69878) on Form S-2 of Imperial Credit Industries, Inc. of our report dated March 30, 2001, relating to the consolidated balance sheets of Imperial Credit Industries, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K/A of Imperial Credit Industries, Inc. filed on June 11, 2001, and to the reference to our firm under the heading "Experts" in the Amendment No. 1 to the Registration Statement.

/s/ KPMG LLP

Los Angeles, California
October 4, 2001